UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2024

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock	CLDI WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2024, Calidi Biotherapeutics, Inc. (“we,” “our,” or the “Company”) agreed to sell in a public offering an aggregate of 13,232,500 Common Stock Units and 1,965,000 Pre-Funded Warrant Units (“PFW Units”) at an effective combined purchase price of $0.40 per Common Stock Unit or PFW Unit for aggregate gross proceeds of approximately $6.077 million before deducting placement agent fees and offering expenses payable by the Company (the “Offering”).

Each Common Stock Unit consists of: (i) one share of our voting common stock (“common stock” or “Common Stock”), (ii) a Series A warrant to purchase one share of our common stock (the “Series A Warrant”), (iii) a Series B warrant to purchase one Series B Unit (the “Series B Warrant”), with each Series B Unit consisting of (a) one share of our common stock and (b) a Series B-1 Warrant to purchase one share of our common stock (the “Series B-1 Warrant”), and (iv) a Series C warrant to purchase one Series C Unit (the “Series C Warrant”), with each Series C Unit consisting of (a) one share of our common stock and (b) a Series C-1 Warrant to purchase one share of our common stock (“Series C-1 Warrant,” and together with the Series A Warrant, Series B Warrant, Series B-1 Warrant and Series C Warrant, the “Common Warrants”). The Series A Warrants, Series B Warrants, Series B-1 Warrants, the Series C Warrants and the Series C-1 Warrants will have an initial exercise price of $0.60 per share. The Series A Warrants, Series B Warrants and Series C Warrants are exercisable immediately. The Series A Warrants will expire five years from issuance; the Series B Warrants will expire twelve months issuance; the Series B-1 Warrants will only be issued upon exercise of the Series B Warrants and will be expire five years from the date of issuance; the Series C Warrants will expire four months from issuance; and the Series C-1 Warrants will only be issued upon exercise of the Series C Warrants and will expire five years from the date of issuance.

Each PFW Unit consists of: (i) a pre-funded warrant to purchase one share of our common stock (the “Pre-Funded Warrants,” together with the Common Stock and Common Warrants, the “Securities”), (ii) a Series A Warrant, (iii) a Series B Warrant and (iv) a Series C Warrant. The Common Warrants included in the PFW Units are identical to the Common Warrants included in the Common Stock Units. Each Pre-Funded Warrant is exercisable for one share of common stock at a nominal exercise price of $0.001 per share of common stock, which were pre-funded to us on or prior to the initial exercise date, and no additional consideration other than the nominal exercise price will be required to be paid by the holder to effect any exercise of the Pre-Funded Warrants. The purchase price per PFW Unit is equal to the purchase price per Common Stock Unit of $0.40 less $0.001. Each Pre-Funded Warrant is exercisable upon issuance and will expire when exercised in full.

The exercise price of the Common Warrants is subject to adjustment upon the effectiveness of a reverse stock split. Upon a reverse stock split, the exercise price shall be reduced, and only reduced, to the lesser of (i) the then exercise price and (ii) 90% of the lowest VWAP for the five (5) trading day period subsequent to the effective date of the reverse stock split which shall thereafter be the new exercise price, subject to further possible adjustment. In addition, the exercise price of the Common Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Company’s Common Stock. In the event of a fundamental transaction, as described in the Common Warrants, each of the holders of the Common Warrants will have the right to exercise its Common Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of the Company’s Common Stock issuable upon the exercise of its Common Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Common Warrants, each holder of the Common Warrants will have the right to require the Company to repurchase the unexercised portion of its Common Warrant at its fair value using a variant of the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Common Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Common Warrant for the same consideration paid to the holders of the Company’s Common Stock in the fundamental transaction at the unexercised Comon Warrant’s fair value using a variant of the Black Scholes option pricing formula.

2

The Securities were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (each, a “Purchaser”) or pursuant to a prospectus which was part of an effective registration statement on Form S-1, as amended (File No. 333-276741), filed with the Securities and Exchange Commission. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Purchasers, and the Company has agreed to provide the Purchasers with customary indemnification under the Purchase Agreement. The closing of the Offering (the “Offering Closing”) occurred on April 18, 2024. The Common Stock Units and PFW Units sold in the Offering are immediately separable and the underlying securities were issued separately in the Offering.

Pursuant to the Purchase Agreement, we have agreed to hold a meeting of stockholders on or prior to the seventy-fifth (75th) calendar day following the Offering Closing for the purpose of obtaining shareholder approval to consummate a reverse stock split of our common stock. Each of our officers and directors have agreed to enter into voting agreements to vote all shares of common stock over which they have voting control to approve, among other proposals, an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split with respect to our issued and outstanding common stock at a ratio to be determined by the Board of Directors.

Further, related to the Offering, on April 14, 2024, we amended a convertible promissory, as amended, with an investor in the aggregate amount of $1,500,000 which states that if the holder thereof participates in the offering, under the same terms and conditions as other investors, in the amount equal to the principal amount of the convertible promissory note, the proceeds from the sale of Securities to the promissory noteholder would be used to pay off the convertible promissory note. Such convertible promissory noteholder participated in the Offering and the convertible promissory note, as well as another convertible promissory note in the principal amount of $100,000, will be paid off upon the closing of the Offering.

Concurrently with the Purchase Agreement, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co., Inc. (“Placement Agent”). Ladenburg Thalmann acted as the exclusive Placement Agent in connection with the Offering. As compensation, we agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds of the Offering. In addition, we agreed to reimburse the Placement Agent for certain of its offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in the Offering and to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $125,000. Further, we issued to the Placement Agent warrants to purchase up to 759,875 shares of common stock (which represents 5% of the aggregate number of shares of common stock issued in the Offering) with an exercise price of $0.66 per share (representing 165% of the public offering price) and exercisable for five years from the date of the commencement of sales in the Offering. We also agreed to provide the Placement Agent with customary indemnification under the Placement Agency Agreement.

The forgoing descriptions of the Placement Agency Agreement, Pre-Funded Warrants, Series A Warrant, Series B Warrant, Series B-1 Warrant, Series C Warrant, Series C-1 Warrant, Securities Purchase Agreement, Voting Agreement and Amendment to Convertible Promissory Note are qualified in their entirety by reference to the form of Placement Agency Agreement, Pre-Funded Warrants, Series A Warrant, Series B Warrant, Series B-1 Warrant, Series C Warrant, Series C-1 Warrant, Securities Purchase Agreement, Voting Agreement and Amendment to Convertible Promissory Note previously filed as Exhibits 1.1, 4.5, 4.6, 4.7 4.10, 4.11, 4.12 4.38, 10.49 and 10.51 to the Company’s registration statement on Form S-1, as amended (File No. 333-276741), and is incorporated herein by reference to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On April 19, 2024, the Company issued a press release announcing the closing of a $6.1 million public offering. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

3

Item 8.01 Other Events

Pursuant to the Purchase Agreement, our Board of Directors has determined stockholders of record of the Company’s common stock at the close of business on April 26, 2024 will be entitled to notice of, and to vote at, a meeting of stockholders which will be held on or prior to the seventy-fifth (75th) calendar day following the Offering Closing for the purpose of obtaining shareholder approval to consummate a reverse stock split of our common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.13	Form of Global Warrant Certificate
99.1	Press Release – Calidi Biotherapeutics, Inc. Announces Closing of $6.1 Million Public Offering
104	Cover Page Integrative Data File (embedded within the Inline XBRL document)

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: April 19, 2024
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer

5